JOINT FILING INFORMATION

Reporting Person:	QIH MANAGEMENT INVESTOR, L.P.

Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	QUANTUM INDUSTRIAL PARTNERS LDC

Issuer and Symbol:	BLUEFLY, INC. (BFLY)

Date of Event Requiring Statement:	12/21/09

Signature:	/s/ Jay Schoenfarber

Jay Schoenfarber, as Assistant General Counsel of Soros Fund Management, LLC, which is the Managing Member of QIH Management LLC, which is the general partner of QIH Management Investor, L.P.

Reporting Person:	QIH MANAGEMENT LLC

Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	QUANTUM INDUSTRIAL PARTNERS LDC

Issuer and Symbol:	BLUEFLY, INC. (BFLY)

Date of Event Requiring Statement:	12/21/09

Signature:	/s/ Jay Schoenfarber

Jay Schoenfarber, as Assistant General Counsel of Soros Fund Management, LLC, which is the Managing Member of QIH Management LLC

Reporting Person:	SOROS FUND MANAGEMENT LLC

Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	QUANTUM INDUSTRIAL PARTNERS LDC

Issuer and Symbol:	BLUEFLY, INC. (BFLY)

Date of Event Requiring Statement:	12/21/09

Signature:	/s/ Jay Schoenfarber

Jay Schoenfarber, as Assistant General Counsel